Exhibit 99.1

Ingersoll Rand Reports Fourth Quarter and Full Year 2020 Results
Important note: On February 29, 2020, Gardner Denver Holdings, Inc. closed on the acquisition of Ingersoll-Rand plc’s Industrial segment (“the Transaction”) and assumed the name Ingersoll Rand Inc. “Reported results” reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein Supplemental Financial Information as if the Transaction was completed on January 1, 2018. All comparisons provided are on a year-over-year basis unless otherwise noted.
Fourth-Quarter 2020 Highlights
•Reported revenues of $1.5 billion
•Reported net income attributable to Ingersoll Rand Inc. of $152 million, or earnings per share of $0.36, including $179 million of pre-tax amortization, restructuring and related business transformation costs, acquisition-related expenses and other adjustments
◦Adjusted net income of $226 million, or $0.53 per share
•Adjusted EBITDA of $344 million with a margin of 22.8%
•Reported operating cash flow of $412 million and free cash flow of $397 million, both including Transaction-related outflows of $17 million
•Liquidity of $2.7 billion as of December 31, 2020, including $1.8 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities; finished the year at 2.0x net debt to supplemental Adjusted EBITDA leverage1
•Executed a total of approximately $175 million of annualized Transaction-related cost synergies, including approximately $115 million of in-year 2020 savings; increasing expectation for total cost synergies by $50 million to $300 million by the end of year three post Transaction close2
•Strong performance and transformation fueled by Ingersoll Rand Execution Excellence (IRX)
Portfolio Optimization
•Made significant strides in transforming portfolio
◦Announced the agreement to sell a majority interest in High Pressure Solutions Segment (“HPS”) to American Industrial Partners in February 2021; Ingersoll Rand will receive approximately $300 million in cash at closing (representing a 24x multiple of 2020 HPS Segment Adjusted EBITDA) and retain a 45% common equity interest in the business
◦Completed the acquisition of Tuthill Vacuum and Blower Systems for $184 million in January 2021, strengthening the Industrial Technologies and Services product offering
2021 Guidance
•Full-year 2021 Adjusted EBITDA expected to be $1,230 to $1,260 million
DAVIDSON, N.C. – February 22, 2021 – Ingersoll Rand Inc. (NYSE: IR) reported fourth-quarter revenues of $1.5 billion up 149% versus prior year as reported revenues, due primarily to the Transaction. Compared to supplemental adjusted revenues of $1.6 billion in 2019, reported revenues declined 5%. Reported net income attributable to Ingersoll Rand in the quarter was $152 million, or earnings per share of $0.36, based on share count of 425 million, compared to prior year as reported net income attributable to Ingersoll Rand of $26 million, or $0.12 per share, based on share count of 209 million. Adjusted net income was $226 million, or $0.53 per share, based on share count of 425 million, compared to prior year Supplemental Further Adjusted net income of $184 million, or $0.44 per share, based on share count of 421 million. Adjusted EBITDA was $344 million, up 10% from prior year Supplemental Adjusted EBITDA of $314 million and Adjusted EBITDA as a percentage of revenues was 22.8%.
1 Components of liquidity do not add up to total due to rounding.
2 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.

Total revenues for 2020 were $4.9 billion, up 100% versus prior year as reported revenues, due primarily to the Transaction. Total supplemental adjusted revenues of $5.4 billion in 2020 compared to $6.2 billion in 2019, a decline of 13%. Reported net loss attributable to Ingersoll Rand for the year was $33 million, or a loss of $0.09 per share, based on share count of 383 million, compared to prior year as reported net income attributable to Ingersoll Rand of $159 million, or $0.76 per share, based on share count of 209 million. Supplemental Further Adjusted net income was $630 million, or $1.49 per share, based on share count of 423 million, compared to prior year Supplemental Further Adjusted net income of $691 million, or $1.64 per share, based on share count of 420 million. Supplemental Adjusted EBITDA was $1,078 million, down 10% from prior year Supplemental Adjusted EBITDA of $1,197 million and Supplemental Adjusted EBITDA as a percentage of revenues was 20.0%.
“We are proud of our strong fourth-quarter performance. Despite challenges posed by the COVID-19 resurgence, we continued to successfully navigate the pandemic and deliver shareholder value through our focus on customers, the continued proliferation of IRX, and our employees’ unwavering commitment amid an uncertain environment,” said Vicente Reynal, chief executive officer. “We delivered on our commitments in 2020. Our $150 million employee equity grant along with our strategic commitment of becoming a leader in sustainability has strengthened our employee resolve and continues to differentiate us as an employer of choice. We closed on the transformational Ingersoll Rand Industrial business transaction in March and delivered better than expected Year 1 synergy benefits. We continue to reshape our portfolio with the recent acquisition of Tuthill Vacuum and Blower Systems and the agreement to sell a majority interest in the High Pressure Solutions Segment, which will materially reduce our upstream oil and gas exposure. While we are motivated by our progress, there is more work to do to fuel long-term growth and position Ingersoll Rand, and our shareholders, for continued success.”
Fourth-Quarter 2020 Segment Review
(All comparisons against the fourth quarter of 2019 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Revenues of $1,012 million, up 123% as compared to prior year reported revenues primarily due to the Transaction, and down 5% (8% excluding the impact of FX) as compared to prior year supplemental adjusted revenues due to the impact of COVID-19
•Reported Orders of $997 million, up 155% as compared to prior year reported orders primarily due to the Transaction and up 4% (2% excluding the impact of FX) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $264 million, up 132% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and up 12% as compared to prior year supplemental segment Adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 26.1%, up 100 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 400 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, fueled by IRX to drive execution and realization of Transaction synergies
•Core industrial end markets saw continued sequential improvement across Americas, EMEIA and AP with orders up 10%, as compared to the third quarter; orders for total compressor offerings, which represents approximately 65% of the total segment, were up mid-single digits as compared to prior year.

Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Revenues of $207 million, up 179% as compared to prior year reported revenues primarily due to the Transaction, and down 3% (6% excluding the impact of FX) as compared to prior year supplemental adjusted revenues
•Reported Orders of $220 million, up 203% as compared to prior year reported orders primarily due to the Transaction and up 10% (6% excluding the impact of FX) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $64 million, up 180% as compared to prior year reported segment Adjusted EBITDA primarily due to the Transaction and up 7% as compared to prior year supplemental segment Adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 30.8%, up 10 basis points as compared to prior year reported segment Adjusted EBITDA margin and up 290 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by favorable mix coupled with IRX to drive strong daily management execution, cost management and integration synergies
•Strong orders momentum driven by double-digit growth in both medical pumps as well as the Dosatron product line, which serve niche end markets such as lab/life-sciences, water and animal health, and continued strong momentum on funnel for hydrogen fueling applications
Specialty Vehicle Technologies Segment: Club Car® golf, utility and consumer low-speed vehicles
•Reported Revenues3 of $246 million, up 9% (8% excluding the impact of FX), as compared to prior year supplemental adjusted revenues
•Reported Orders3 of $274 million, up 21% with minimal impact from FX, as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $46 million, up 40% as compared to prior year supplemental segment Adjusted EBITDA of $33 million
•Reported Segment Adjusted EBITDA Margin was 18.7%, up 420 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by favorable product mix and the use of IRX to accelerate productivity initiatives
•Orders increase driven by continued strength in consumer vehicles, as well as growth in golf and aftermarket product offerings
High Pressure Solutions Segment: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market
•Reported Revenues of $46 million, down 42% with minimal impact from FX
•Reported Orders of $39 million, down 51% with minimal impact from FX
•Reported Segment Adjusted EBITDA of $3 million, down 84%
•Reported Segment Adjusted EBITDA Margin was 5.4%, down 14.9 percentage points as compared to prior year segment Adjusted EBITDA margin and down 14.9 percentage points as compared to prior year supplemental segment Adjusted EBITDA margin
•Business continues to generate positive Adjusted EBITDA despite revenue decline versus prior year, driven by ongoing productivity improvements and proactive restructuring efforts taken throughout the year
Transaction Integration Update
The company value of ‘Think and Act Like an Owner’ took hold across the entire employee base following Ingersoll Rand’s all-employee equity grant in the third quarter of 2020. With nearly 16,000 employee-shareholders, the company over delivered synergy-related cost savings in 2020. To date, approximately $175 million of annualized cost actions have been executed and
3 Prior year comparisons for Specialty Vehicle Technologies Segment not available on a reported basis.

the company is increasing its synergy-related cost savings target to $300 million by the end of year three post Transaction close.4
Balance Sheet and Cash Flow
The company remains in a strong financial position with ample liquidity of $2.7 billion, which is an increase of approximately $425 million from the end of the third quarter. Free cash flow continues to increase. On a reported basis, Ingersoll Rand generated $412 million of cash flow from operating activities and invested $15 million in capital expenditures, resulting in free cash flow of $397 million, compared to cash flow from operating activities of $99 million and free cash flow of $90 million in the prior year period. Operating cash flows in the fourth quarter of 2020 include outflows of approximately $17 million related to synergy delivery costs and stand-up related outflows. Net debt to Supplemental Adjusted EBITDA leverage was 2.0x for the fourth quarter, which was a 0.5x improvement as compared to prior quarter.
2021 Guidance, Excluding HPS Segment
The company expects continued improving demand trends in 2021. As a result, the expectation for the Industrial Technologies and Services, Precision and Science Technologies and Specialty Vehicle Technologies Segments is mid-single digit organic revenue growth. FX is expected to be a low-single digit tailwind for the total company. In addition, the recent Tuthill Vacuum and Blower Systems acquisition is expected to deliver approximately $60 million in revenue for the Industrial Technologies and Services Segment. High Pressure Solutions is not included in the company 2021 guidance due to the recently announced agreement to sell the majority interest in the Segment.
In total, the company expects to see full-year 2021 revenue growth of high-single to low-double digits and Adjusted EBITDA of $1,230 to $1,260 million, up 14% to 17% over prior year.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the fourth-quarter and total year results on Tuesday, February 23, 2021 at 8 a.m. (Eastern Time). To participate in the call, please dial 1-833-502-0496, domestically, or 1-778-560-2573, internationally, and use conference ID, 8431426, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the completed Transaction (the “Transaction”) between Ingersoll-Rand plc’s Industrial segment (“Ingersoll Rand Industrial”) and the Company (f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Transaction, the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the future impact of the ongoing coronavirus (COVID-19) pandemic on the Company’s business, the proposed transaction to sell a majority interest in the High Pressure Solutions segment and any assumptions underlying any of the foregoing, are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those
4 The company expects to incur approximately $450 million of expense in connection with both achieving these cost synergies and the associated stand-up of the combined company.

indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic (2) unexpected costs, charges or expenses resulting from the Transaction; (3) uncertainty of the expected financial performance of the combined company following completion of the Transaction; (4) failure to realize the anticipated benefits of the Transaction, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the combined company to implement its business strategy; (6) difficulties and delays in the combined company achieving revenue and cost synergies; (7) inability of the combined company to retain and hire key personnel; (8) risks and uncertainties with respect to the proposed transaction to sell a majority interest in the High Pressure Solutions segment, including, without limitation, that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, or that the proposed transaction may not be completed on the terms or in the time frame expected by the Company, or at all; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; (11) actions by third parties, including government agencies; and (12) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other event events outside of our control. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Supplemental Adjusted EBITDA,” “Adjusted Net Income,” “Supplemental Further Adjusted Net Income,” “Supplemental Further Adjusted Diluted EPS,” “Adjusted Diluted EPS,” “Free Cash Flow,” “Supplemental Revenue” and “Incrementals/Decrementals.”
Ingersoll Rand believes Supplemental Revenue, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS and Supplemental Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they provide supplemental information about the Company’s financial performance on a combined basis as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS and Supplemental Revenue are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Supplemental Adjusted EBITDA represents Adjusted EBITDA as if the Transaction had occurred on January 1, 2018. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Supplemental Further Adjusted Net Income represents Adjusted Net Income as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income and Supplemental Further Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Supplemental Further Adjusted Diluted EPS is defined as Supplemental Further Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding as if the Transaction had occurred on January 1, 2018. Supplemental Revenue represents revenue for the Company as if the Transaction had occurred on January 1, 2018. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Supplemental Revenue should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Media:	Investor Relations:
Misty Zelent	Vikram Kini
mzelent@irco.com	vikram.kini@gardnerdenver.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2020	2019	2020	2019
Revenues	$1,510.7	$605.8	$4,910.2	$2,451.9
Cost of sales	983.8	380.5	3,296.8	1,540.2
Gross Profit	526.9	225.3	1,613.4	911.7
Selling and administrative expenses	246.1	113.4	894.8	436.4
Amortization of intangible assets	111.8	31.6	395.8	124.3
Impairment of intangible assets	—	—	19.9	—
Other operating expense, net	38.6	32.7	217.2	75.7
Operating Income	130.4	47.6	85.7	275.3
Interest expense	24.4	20.9	111.1	88.9
Loss on extinguishment of debt	—	—	2.0	0.2
Other income, net	(2.9)	(1.6)	(8.0)	(4.7)
Income (Loss) Before Income Taxes	108.9	28.3	(19.4)	190.9
Provision for income taxes	(42.2)	2.5	13.0	31.8
Net Income (Loss)	$151.1	$25.8	$(32.4)	$159.1
Less: Net income (loss) attributable to noncontrolling interests	(0.5)	—	0.9	—
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$151.6	$25.8	$(33.3)	$159.1

Basic income (loss) per share	$0.36	$0.13	$(0.09)	$0.78
Diluted income (loss) per share	$0.36	$0.12	$(0.09)	$0.76

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,750.9	$505.5
Accounts receivable, net of allowance for credit losses of $67.6 and $18.4, respectively	966.6	459.1
Inventories	943.6	502.5
Other current assets	201.0	76.8
Total current assets	3,862.1	1,543.9
Property, plant and equipment, net of accumulated depreciation of $373.3 and $298.4, respectively	797.3	326.6
Goodwill	6,303.6	1,287.7
Other intangible assets, net	4,732.6	1,255.0
Deferred tax assets	16.1	3.0
Other assets	346.9	212.2
Total assets	$16,058.6	$4,628.4
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.4	$7.6
Accounts payable	671.1	322.9
Accrued liabilities	787.1	244.1
Total current liabilities	1,498.6	574.6
Long-term debt, less current maturities	3,859.1	1,603.8
Pensions and other postretirement benefits	275.0	99.7
Deferred income taxes	875.7	251.0
Other liabilities	360.7	229.4
Total liabilities	$6,869.1	$2,758.5
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 420,123,978 and 206,767,529 shares issued as of December 31, 2020 and 2019, respectively	4.2	2.1
Capital in excess of par value	9,310.3	2,302.0
Accumulated deficit	(175.7)	(141.4)
Accumulated other comprehensive loss	14.2	(256.0)
Treasury stock at cost; 1,496,169 and 1,701,785 shares as of December 31, 2020 and 2019, respectively	(33.3)	(36.8)
Total Ingersoll Rand stockholders' equity	$9,119.7	$1,869.9
Noncontrolling interests	69.8	—
Total stockholders' equity	$9,189.5	$1,869.9
Total liabilities and stockholders' equity	$16,058.6	$4,628.4

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Month Period Ended December 31,
	2020	2019

Cash Flows From Operating Activities:
Net income (loss)	$(32.4)	$159.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	395.8	124.3
Depreciation	105.1	53.8
Impairment of intangible assets	19.9	—
Non-cash restructuring charges	9.2	3.3
Stock-based compensation expense	51.3	19.2
Foreign currency transaction losses, net	20.9	8.1
Non-cash adjustments to carrying value of LIFO inventories	50.1	0.2
Deferred income taxes	(104.4)	(21.3)
Other non-cash adjustments	14.7	1.0
Changes in assets and liabilities
Receivables	100.3	54.7
Inventories	170.8	18.7
Accounts payable	(13.3)	(9.2)
Accrued liabilities	137.2	(26.1)
Other assets and liabilities, net	(10.9)	(42.5)
Net cash provided by operating activities	914.3	343.3
Cash Flows Used In Investing Activities:
Capital expenditures	(48.7)	(43.2)
Net cash acquired (paid) in business combinations	9.0	(12.0)
Disposals of property, plant and equipment	1.8	0.9
Net cash used in investing activities	(37.9)	(54.3)
Cash Flows From (Used In) Financing Activities:
Principal payments on long-term debt	(1,619.1)	(32.8)
Proceeds from long-term debt	1,980.1	—
Purchases of treasury stock	(2.1)	(18.6)
Proceeds from stock option exercises	22.7	42.7
Payments of contingent consideration	(1.1)	(2.3)
Payments of debt issuance costs	(47.8)	(0.5)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	(1.0)	—
Purchase of shares from noncontrolling interests	(14.9)	—
Proceeds from sale of noncontrolling interests	11.9	—
Other financing	—	—
Net cash provided by (used in) financing activities	328.7	(11.5)
Effect of exchange rate changes on cash and cash equivalents	40.3	6.8
Net increase in cash and cash equivalents	1,245.4	284.3
Cash and cash equivalents, beginning of period	505.5	221.2
Cash and cash equivalents, end of period	$1,750.9	$505.5

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE TO ADJUSTED NET
INCOME AND ADJUSTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Income (Loss)	$151.1	$25.8	$(32.4)	$159.1
Basic Earnings (Loss) Per Share (As Reported)[1]	$0.36	$0.13	$(0.09)	$0.78
Diluted Earnings (Loss) Per Share (As Reported)[1]	$0.36	$0.12	$(0.09)	$0.76
Plus:
Provision for income taxes	(42.2)	2.5	13.0	31.8
Amortization of acquisition related intangible assets	106.4	28.0	377.4	112.5
Impairment of intangible assets	—	—	19.9	—
Restructuring and related business transformation costs	11.2	9.5	97.9	25.6
Acquisition related expenses and non-cash charges	25.8	19.9	233.2	54.6
Stock-based compensation	22.3	5.9	50.8	20.7
Foreign currency transaction losses, net	6.9	5.0	20.9	8.1
Loss on extinguishment of debt	—	—	2.0	0.2
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Establish public company financial reporting compliance	—	0.6	—	0.6
Other adjustments	6.2	(0.7)	8.3	—
Minus:
Income tax provision, as adjusted	61.4	20.0	192.0	77.9
Adjusted Net Income	$226.3	$76.5	$599.0	$329.3

Adjusted Basic Earnings Per Share	$0.54	$0.37	$1.56	$1.62
Adjusted Diluted Earnings Per Share[2]	$0.53	$0.37	$1.55	$1.58

Average shares outstanding:
Basic, as reported	418.4	204.8	382.8	203.5
Diluted, as reported[3]	424.5	209.4	382.8	208.9
Adjusted diluted[2]	424.5	209.4	387.2	208.9
1 Basic and diluted (loss) earnings per share (as reported) are calculated by dividing net (loss) income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND
CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2020	2019	2020	2019
Net Income (Loss)	$151.1	$25.8	$(32.4)	$159.1
Plus:
Interest expense	24.4	20.9	111.1	88.9
Provision for income taxes	(42.2)	2.6	13.0	31.8
Depreciation expense	26.9	13.5	97.1	53.8
Amortization expense	111.8	31.7	395.8	124.3
Impairment of intangible assets	—	—	19.9	—
Restructuring and related business transformation costs	11.2	9.5	97.9	25.6
Acquisition related expenses and non-cash charges	25.8	19.9	233.2	54.6
Stock-based compensation	22.3	5.9	50.8	20.7
Foreign currency transaction losses (gains), net	6.9	5.0	20.9	8.1
Loss on extinguishment of debt	—	—	2.0	0.2
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Establish public company financial reporting compliance	—	0.6	—	0.6
Other adjustments	6.2	(0.7)	8.3	—
Adjusted EBITDA	$344.4	$134.7	$1,017.6	$561.7
Minus:
Interest expense	24.4	20.9	111.1	88.9
Income tax provision, as adjusted	61.4	20.0	192.0	77.9
Depreciation expense	26.9	13.5	97.1	53.8
Amortization of non-acquisition related intangible assets	5.4	3.7	18.4	11.8
Adjusted Net Income	$226.3	$76.6	$599.0	$329.3
Free Cash Flow
Cash flows - operating activities	411.8	99.0	914.3	343.3
Minus:
Capital expenditures	15.2	9.4	48.7	43.2
Free Cash Flow	$396.6	$89.6	$865.6	$300.1

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2020	2019	2020	2019
Orders
Industrial Technologies and Services	$996.8	$391.2	$3,254.3	$1,633.8
Precision and Science Technologies	220.3	72.8	746.9	320.7
Specialty Vehicle Technologies	274.2	—	791.9	—
High Pressure Solutions	38.8	79.1	155.3	393.5
Total Orders	$1,530.1	$543.1	$4,948.4	$2,348.0
Revenue
Industrial Technologies and Services	$1,012.0	$452.9	$3,248.2	$1,700.9
Precision and Science Technologies	206.5	73.9	725.0	316.6
Specialty Vehicle Technologies	246.1	—	741.4	—
High Pressure Solutions	46.1	79.0	195.6	434.4
Total Revenue	$1,510.7	$605.8	$4,910.2	$2,451.9
Segment Adjusted EBITDA
Industrial Technologies and Services	$264.4	$113.9	$759.8	$391.4
Precision and Science Technologies	63.5	22.7	220.2	95.8
Specialty Vehicle Technologies	45.9	—	138.6	—
High Pressure Solutions	2.5	16.0	12.1	117.0
Total Segment Adjusted EBITDA	$376.3	$152.6	$1,130.7	$604.2
Less items to reconcile Segment Adjusted EBITDA to Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$31.9	$18.0	$113.1	$42.5
Interest expense	24.4	20.9	111.1	88.9
Depreciation and amortization expense	138.7	45.2	492.9	178.1
Impairment of intangible assets	—	—	19.9	—
Restructuring and related business transformation costs	11.2	9.5	97.9	25.6
Acquisition related expenses and non-cash charges	25.8	19.9	233.2	54.6
Stock-based compensation	22.3	5.9	50.8	20.7
Foreign currency transaction losses (gains), net	(12.0)	(2.9)	2.0	0.2
Loss on extinguishment of debt	18.9	7.9	20.9	8.1
Shareholder litigation settlement recoveries	—	—	—	(6.0)
Establish public company financial reporting compliance	—	0.6	—	0.6
Other adjustments	6.2	(0.7)	8.3	—
Income (Loss) Before Income Taxes	$108.9	$28.3	$(19.4)	$190.9

Ingersoll Rand is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the quarterly period ended December 31, 2019, the fiscal year ended December 31, 2019, and the fiscal year ended December 31, 2020, as well as select financial information for the periods ended March 31, 2019, March 31, 2020, June 30, 2019 and September 30, 2019 as if the Transaction was completed on January 1, 2018, to assist investors in assessing Ingersoll Rand’s historical performance on a basis that includes the combined results of operations of both Gardner Denver Holdings, Inc. and Ingersoll-Rand plc’s Industrial segment. Ingersoll Rand management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental historical financial information herein may not be comparable to similarly titled measures reported by other companies.
•Tables 1, 1A, 1B, 1C and 1D: In Tables 1, 1A, 1B, 1C and 1D, the Company presents its unaudited combined Supplemental Adjusted Orders, Supplemental Adjusted Revenues, Supplemental Adjusted EBITDA, and Supplemental Adjusted EBITDA Margin at both the consolidated Company level and segment levels for the periods ended March 31, 2019, March 31, 2020, June 30, 2019, September 30, 2019, December 31, 2019 and December 31, 2020 on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction. Additionally, the tables present unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS at the consolidated Company level.
•Table 2: In Table 2, the Company presents unaudited supplemental adjusted combined revenue growth/(decline), orders growth/(decline), and their components (including the non-GAAP measures of organic revenue growth/(decline), impact of foreign currency, and impact of acquisitions) on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction.
•Table 3 and 3A: In Table 3, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income and unaudited Supplemental Adjusted Diluted EPS to unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS (including a reconciliation from diluted shares outstanding to adjusted diluted shares outstanding).
•Table 4 and 4A: In Table 4, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income to unaudited Supplemental Adjusted EBITDA and unaudited Supplemental Further Adjusted Net Income.
•Table 5: In Table 5, the Company presents unaudited Supplemental Adjusted Revenues by segment and a reconciliation of unaudited Supplemental Segment Adjusted EBITDA to unaudited Supplemental Adjusted Income Before Income Taxes at the consolidated Company level.
•Table 6 and 6A: In Table 6, the Company presents a reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Adjusted EBITDA to Supplemental Segment Adjusted EBITDA.
•Table 7 and 7A: In Table 7 and 7A, the Company presents a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income.
•Table 8 and 8A: In Table 8, the Company presents a reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS.

Table 1: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended December 31, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,461.0
Supplemental Adjusted Revenue (non-GAAP)	1,588.4
Supplemental Adjusted EBITDA (non-GAAP)	314.2
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.8%
Supplemental Further Adjusted Net Income (non-GAAP)	184.4
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.44

Industrial Technologies & Services
Supplemental Adjusted Orders	$954.9
Supplemental Adjusted Revenue (non-GAAP)	1,069.8
Supplemental Adjusted EBITDA (non-GAAP)	236.0
Supplemental Adjusted EBITDA Margin (non-GAAP)	22.1%

Precision & Science Technologies
Supplemental Adjusted Orders	$200.7
Supplemental Adjusted Revenue (non-GAAP)	213.2
Supplemental Adjusted EBITDA (non-GAAP)	59.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.9%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$226.4
Supplemental Adjusted Revenue (non-GAAP)	226.4
Supplemental Adjusted EBITDA (non-GAAP)	32.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	14.5%

High Pressure Solutions
Supplemental Adjusted Orders	$79.0
Supplemental Adjusted Revenue (non-GAAP)	79.0
Supplemental Adjusted EBITDA (non-GAAP)	16.0
Supplemental Adjusted EBITDA Margin (non-GAAP)	20.3%

Table 1A: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

	For the Three Month Period Ended March 31,
	2020	2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,404.5	$1,530.8
Supplemental Adjusted Revenue (non-GAAP)	1,269.8	1,499.6
Supplemental Adjusted EBITDA (non-GAAP)	208.1	275.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.4%	18.4%
Supplemental Further Adjusted Net Income (non-GAAP)	106.2	154.1
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.25	$0.37

Industrial Technologies & Services
Supplemental Adjusted Orders	$889.4	$1,002.4
Supplemental Adjusted Revenue (non-GAAP)	795.8	976.2
Supplemental Adjusted EBITDA (non-GAAP)	135.1	180.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	17.0%	18.5%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3	$218.2
Supplemental Adjusted Revenue (non-GAAP)	192.2	213.6
Supplemental Adjusted EBITDA (non-GAAP)	53.3	56.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.7%	26.5%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$213.3	$197.6
Supplemental Adjusted Revenue (non-GAAP)	185.4	173.9
Supplemental Adjusted EBITDA (non-GAAP)	18.4	18.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	9.9%	10.7%

High Pressure Solutions
Supplemental Adjusted Orders	$83.5	$112.6
Supplemental Adjusted Revenue (non-GAAP)	96.4	135.9
Supplemental Adjusted EBITDA (non-GAAP)	23.7	41.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	24.6%	30.8%

Table 1B: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended June 30, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,565.6
Supplemental Adjusted Revenue (non-GAAP)	1,595.5
Supplemental Adjusted EBITDA (non-GAAP)	313.1
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.6%
Supplemental Further Adjusted Net Income (non-GAAP)	183.3
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.44

Industrial Technologies & Services
Supplemental Adjusted Orders	$1,051.6
Supplemental Adjusted Revenue (non-GAAP)	1,027.5
Supplemental Adjusted EBITDA (non-GAAP)	199.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.4%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3
Supplemental Adjusted Revenue (non-GAAP)	215.5
Supplemental Adjusted EBITDA (non-GAAP)	63.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	29.4%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$198.0
Supplemental Adjusted Revenue (non-GAAP)	233.0
Supplemental Adjusted EBITDA (non-GAAP)	37.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	16.1%

High Pressure Solutions
Supplemental Adjusted Orders	$97.7
Supplemental Adjusted Revenue (non-GAAP)	119.5
Supplemental Adjusted EBITDA (non-GAAP)	32.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.3%

Table 1C: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended September 30, 2019
Ingersoll Rand
Supplemental Adjusted Orders	$1,478.3
Supplemental Adjusted Revenue (non-GAAP)	1,481.0
Supplemental Adjusted EBITDA (non-GAAP)	293.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	19.8%
Supplemental Further Adjusted Net Income (non-GAAP)	169.0
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.39

Industrial Technologies & Services
Supplemental Adjusted Orders	$974.1
Supplemental Adjusted Revenue (non-GAAP)	984.0
Supplemental Adjusted EBITDA (non-GAAP)	199.8
Supplemental Adjusted EBITDA Margin (non-GAAP)	20.3%

Precision & Science Technologies
Supplemental Adjusted Orders	$209.7
Supplemental Adjusted Revenue (non-GAAP)	208.0
Supplemental Adjusted EBITDA (non-GAAP)	56.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.2%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$190.3
Supplemental Adjusted Revenue (non-GAAP)	189.0
Supplemental Adjusted EBITDA (non-GAAP)	27.6
Supplemental Adjusted EBITDA Margin (non-GAAP)	14.6%

High Pressure Solutions
Supplemental Adjusted Orders	$104.2
Supplemental Adjusted Revenue (non-GAAP)	100.0
Supplemental Adjusted EBITDA (non-GAAP)	26.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	26.9%

Table 1D: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

	For the Twelve Months Ended December 31,
	2020	2019
Ingersoll Rand
Supplemental Adjusted Orders	$5,508.5	$6,035.7
Supplemental Adjusted Revenue (non-GAAP)	5,380.1	6,164.5
Supplemental Adjusted EBITDA (non-GAAP)	1,077.9	1,196.5
Supplemental Adjusted EBITDA Margin (non-GAAP)	20.0%	19.4%
Supplemental Further Adjusted Net Income (non-GAAP)	630.1	690.8
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$1.49	$1.64

Industrial Technologies & Services
Supplemental Adjusted Orders	$3,576.2	$3,983.0
Supplemental Adjusted Revenue (non-GAAP)	3,540.0	4,057.5
Supplemental Adjusted EBITDA (non-GAAP)	800.1	816.1
Supplemental Adjusted EBITDA Margin (non-GAAP)	22.6%	20.1%

Precision & Science Technologies
Supplemental Adjusted Orders	$834.2	$846.9
Supplemental Adjusted Revenue (non-GAAP)	804.4	850.3
Supplemental Adjusted EBITDA (non-GAAP)	240.6	235.9
Supplemental Adjusted EBITDA Margin (non-GAAP)	29.9%	27.7%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$942.8	$812.3
Supplemental Adjusted Revenue (non-GAAP)	840.1	822.3
Supplemental Adjusted EBITDA (non-GAAP)	142.9	116.7
Supplemental Adjusted EBITDA Margin (non-GAAP)	17.0%	14.2%

High Pressure Solutions
Supplemental Adjusted Orders	$155.3	$393.5
Supplemental Adjusted Revenue (non-GAAP)	195.6	434.4
Supplemental Adjusted EBITDA (non-GAAP)	12.3	117.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	6.3%	27.0%

Table 2: Unaudited Supplemental Adjusted Combined Revenue Growth/(Decline) and Orders Growth/(Decline) by Segment (1)
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
UNAUDITED SUPPLEMENTAL ADJUSTED REVENUE AND ORDER GROWTH / (DECLINE) BY SEGMENT

	For the Three Month Period Ended December 31, 2020		For the Twelve Month Period Ended December 31, 2020
	Orders	Revenue	Orders	Revenue
Ingersoll Rand
Organic growth (decline) (non-GAAP)	1.9%	(7.4%)	(8.8%)	(12.9%)
Impact of foreign currency (non-GAAP)	2.4%	2.1%	(0.1%)	—%
Impact of acquisitions (non-GAAP)	0.4%	0.4%	0.2%	0.2%
Total adjusted orders growth and revenue decline (non-GAAP)	4.7%	(4.9%)	(8.7%)	(12.7%)

Industrial Technologies & Services
Organic growth (decline) (non-GAAP)	1.2%	(8.1%)	(10.1%)	(12.8%)
Impact of foreign currency (non-GAAP)	2.8%	2.4%	(0.3%)	(0.2%)
Impact of acquisitions (non-GAAP)	0.4%	0.3%	0.2%	0.2%
Total adjusted orders growth and revenue decline (non-GAAP)	4.4%	(5.4%)	(10.2%)	(12.8%)

Precision & Science Technologies
Organic growth (decline) (non-GAAP)	4.8%	(7.5%)	(2.5%)	(6.5%)
Impact of foreign currency (non-GAAP)	3.8%	3.2%	0.4%	0.6%
Impact of acquisitions (non-GAAP)	1.2%	1.2%	0.6%	0.5%
Total adjusted orders growth and revenue decline (non-GAAP)	9.8%	(3.1%)	(1.5%)	(5.4%)

Specialty Vehicle Technologies
Organic growth (non-GAAP)	20.6%	8.3%	16.0%	2.2%
Impact of foreign currency (non-GAAP)	0.5%	0.4%	0.1%	—%
Impact of acquisitions (non-GAAP)	—%	—%	—%	—%
Total adjusted orders and revenue growth (non-GAAP)	21.1%	8.7%	16.1%	2.2%

High Pressure Solutions
Organic decline (non-GAAP)	(50.6%)	(41.4%)	(60.3%)	(54.7%)
Impact of foreign currency (non-GAAP)	(0.3%)	(0.2%)	(0.2%)	(0.2%)
Impact of acquisitions (non-GAAP)	—%	—%	—%	—%
Total adjusted orders and revenue decline (non-GAAP)	(50.9%)	(41.6%)	(60.5%)	(54.9%)
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.

Table 3: Reconciliation of Unaudited Supplemental Adjusted Net Income and Supplemental Adjusted Diluted EPS to Unaudited Supplemental Further Adjusted Net Income and Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF UNAUDITED SUPPLEMENTAL ADJUSTED NET INCOME AND
SUPPLEMENTAL ADJUSTED DILUTED EPS TO SUPPLEMENTAL FURTHER ADJUSTED NET INCOME AND
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EPS
(Dollars and Shares in millions, except per share amounts)

For the Three Month Period Ended December 31, 2019
Supplemental Adjusted Net Income	$104.1
Supplemental Adjusted Diluted Earnings Per Share	$0.25
Plus:
Adjusted amortization of acquisition related intangible assets (a)	$86.9
Adjusted acquisition related expenses and non-cash charges (b)	4.4
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	8.8
Adjusted foreign currency transaction losses, net	5.3
Minus:
Adjusted Income tax provisions, as adjusted (e)	40.2
Supplemental Further Adjusted Net Income	$184.4

Supplemental Further Adjusted Diluted Earnings Per Share	$0.44
Supplemental Adjusted Diluted Shares Outstanding	420.7

Table 3A: Reconciliation of Unaudited Supplemental Adjusted Net Income and Supplemental Adjusted Diluted EPS to Unaudited Supplemental Further Adjusted Net Income and Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF UNAUDITED SUPPLEMENTAL ADJUSTED NET INCOME AND
SUPPLEMENTAL ADJUSTED DILUTED EPS TO SUPPLEMENTAL FURTHER ADJUSTED NET INCOME AND
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EPS
(Dollars and Shares in millions, except per share amounts)

	For the Twelve Months Ended December 31,
	2020	2019
Supplemental Adjusted Net Income	$12.0	$350.3
Supplemental Adjusted Diluted Earnings Per Share	$0.03	$0.83
Plus:
Adjusted amortization of acquisition related intangible assets (a)	$396.3	$348.0
Adjusted impairment of intangible assets	19.9	—
Adjusted acquisition related expenses and non-cash charges (b)	138.6	9.7
Adjusted restructuring and related business transformation costs (c)	100.5	63.1
Adjusted stock-based compensation (d)	50.8	32.4
Adjusted foreign currency transaction losses, net	22.1	7.2
Adjusted shareholder litigation settlement recoveries	—	(6.0)
Adjusted other adjustments	10.0	0.7
Minus:
Adjusted Income tax provisions, as adjusted (e)	120.1	114.6
Supplemental Further Adjusted Net Income	$630.1	$690.8

Supplemental Further Adjusted Diluted Earnings Per Share	$1.49	$1.64
Supplemental Adjusted Diluted Shares Outstanding	422.5	420.2

Table 4: Reconciliation of Unaudited Supplemental Adjusted Net Income to Unaudited Supplemental Adjusted EBITDA and Unaudited Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF SUPPLEMENTAL ADJUSTED NET INCOME TO
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended December 31, 2019
Supplemental Adjusted Net Income	$104.1
Plus:
Adjusted interest expense	$37.8
Adjusted provision for income taxes	22.1
Adjusted depreciation expense	24.0
Adjusted amortization expense (a)	92.6
Adjusted acquisition related expenses and non-cash charges (b)	4.4
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	8.8
Adjusted foreign currency transaction losses, net	5.3
Supplemental Adjusted EBITDA	$314.2
Minus:
Adjusted interest expense	$37.8
Adjusted income tax provision, as adjusted (e)	62.3
Adjusted depreciation expense	24.0
Adjusted amortization of non-acquisition related intangible assets (a)	5.7
Supplemental Further Adjusted Net Income	$184.4

Table 4A: Reconciliation of Unaudited Supplemental Adjusted Net Income to Unaudited Supplemental Adjusted EBITDA and Unaudited Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF SUPPLEMENTAL ADJUSTED NET INCOME TO
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

	For the Twelve Months Ended December 31,
	2020	2019
Supplemental Adjusted Net Income	$12.0	$350.3
Plus:
Adjusted interest expense	$119.2	$156.5
Adjusted provision for income taxes	82.5	118.6
Adjusted depreciation expense	106.8	95.8
Adjusted amortization expense (a)	415.5	368.2
Adjusted impairment of intangible assets	19.9	—
Adjusted acquisition related expenses and non-cash charges (b)	138.6	9.7
Adjusted restructuring and related business transformation costs (c)	100.5	63.1
Adjusted stock-based compensation (d)	50.8	32.4
Adjusted foreign currency transaction losses, net	22.1	7.2
Adjusted shareholder litigation settlement recoveries	—	(6.0)
Adjusted other adjustments	10.0	0.7
Supplemental Adjusted EBITDA	$1,077.9	$1,196.5
Minus:
Adjusted interest expense	$119.2	$156.5
Adjusted income tax provision, as adjusted (e)	202.6	233.2
Adjusted depreciation expense	106.8	95.8
Adjusted amortization of non-acquisition related intangible assets (a)	19.2	20.2
Supplemental Further Adjusted Net Income	$630.1	$690.8

Table 5: Unaudited Supplemental Adjusted Revenue by Segment and a Reconciliation of Unaudited Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND A RECONCILIATION OF
SUPPLEMENTAL SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL ADJUSTED INCOME BEFORE INCOME TAXES
(Dollars in millions)

For the Three Month Period Ended December 31, 2019
Supplemental Adjusted Revenue
Industrial Technologies & Services	$1,069.8
Precision & Science Technologies	213.2
Specialty Vehicle Technologies	226.4
High Pressure Solutions	79.0
Total Supplemental Adjusted Revenue	$1,588.4
Supplemental Segment Adjusted EBITDA
Industrial Technologies & Services	$236.0
Precision & Science Technologies	59.4
Specialty Vehicle Technologies	32.9
High Pressure Solutions	16.0
Total Supplemental Segment Adjusted EBITDA	$344.3
Less items to reconcile Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes:
Adjusted corporate expenses not allocated to segments	$30.1
Adjusted interest expense	37.8
Adjusted depreciation and amortization expense	116.6
Adjusted acquisition related expenses and non-cash charges (b)	4.4
Adjusted restructuring and related business transformation costs (c)	15.1
Adjusted stock-based compensation (d)	8.8
Adjusted foreign currency transaction losses, net	5.3
Supplemental Adjusted Income Before Income Taxes	$126.2

Table 6: Reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Segment Adjusted EBITDA to Supplemental Segment Adjusted EBITDA
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION RECONCILIATION OF GAAP REVENUE TO SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND FOR THE COMPANY AND SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL SEGMENT ADJUSTED EBITDA
(Dollars in millions)

	For the Three Month Period Ended December 31, 2019
	GAAP Revenue	Adjustments (1)	Supplemental Adjusted Revenue
Segment
Industrial Technologies & Services	$452.9	$616.9	$1,069.8
Precision & Science Technologies	73.9	139.3	213.2
Specialty Vehicle Technologies	—	226.4	226.4
High Pressure Solutions	79.0	—	79.0
Total Company	$605.8	$982.6	$1,588.4

	Adjusted EBITDA	Adjustments (1)	Supplemental Adjusted EBITDA
Segment
Industrial Technologies & Services	$113.9	$122.1	$236.0
Precision & Science Technologies	22.7	36.7	59.4
Specialty Vehicle Technologies	—	32.9	32.9
High Pressure Solutions	16.0	—	16.0
Total Segments	$152.6	$191.7	$344.3
(1)For the quarter ended December 31, 2019, the "Adjustments" column represents the impact of one full quarter of 2019 standalone legacy Ingersoll Rand Industrial Segment activity. As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.

Table 6A: Reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Segment Adjusted EBITDA to Supplemental Segment Adjusted EBITDA
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION RECONCILIATION OF GAAP REVENUE TO SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND FOR THE COMPANY AND SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL SEGMENT ADJUSTED EBITDA
(Dollars in millions)

	For the Twelve Month Period Ended December 31, 2020			For the Twelve Month Period Ended December 31, 2019
	GAAP Revenue	Adjustments (1)	Supplemental Adjusted Revenue	GAAP Revenue	Adjustments (2)	Supplemental Adjusted Revenue
Segment
Industrial Technologies & Services	$3,248.2	$291.8	$3,540.0	$1,700.9	$2,356.6	$4,057.5
Precision & Science Technologies	725.0	79.4	804.4	316.6	533.7	850.3
Specialty Vehicle Technologies	741.4	98.7	840.1	—	822.3	822.3
High Pressure Solutions	195.6	—	195.6	434.4	—	434.4
Total Company	$4,910.2	$469.9	$5,380.1	$2,451.9	$3,712.6	$6,164.5

	Adjusted EBITDA	Adjustments (1)	Supplemental Adjusted EBITDA	Adjusted EBITDA	Adjustments (2)	Supplemental Adjusted EBITDA
Segment
Industrial Technologies & Services	$759.8	$40.3	$800.1	$391.4	$424.7	$816.1
Precision & Science Technologies	220.2	20.4	240.6	95.8	140.1	235.9
Specialty Vehicle Technologies	138.6	4.3	142.9	—	116.7	116.7
High Pressure Solutions	12.1	0.2	12.3	117.0	0.4	117.4
Total Segments	$1,130.7	$65.2	$1,195.9	$604.2	$681.9	$1,286.1
(1)For the year ended December 31, 2020, the "Adjustments" column represents the impact of two months (January and February of 2020) of standalone legacy Ingersoll Rand Industrial Segment activity. As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.
(2)For the year ended December 31, 2019, the "Adjustments" column represents the impact of one full year of 2019 standalone legacy Ingersoll Rand Industrial Segment activity. As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.

Table 7: Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA AND SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended December 31, 2019
Net Income (GAAP)	$25.8
Plus (1):
Interest expense	20.9
Provision for income taxes	2.6
Depreciation expense	13.5
Amortization expense	31.7
Restructuring and related business transformation costs	9.5
Acquisition related expenses and non-cash charges	19.9
Stock-based compensation	5.9
Foreign currency transaction losses, net	5.0
Establish public company financial reporting compliance	0.6
Other adjustments	(0.7)
Adjusted EBITDA (1)	134.7
Additional Segment Adjusted EBITDA Adjustments (2):
Industrial Technologies & Services	$122.1
Precision & Science Technologies	36.7
Specialty Vehicle Technologies	32.9
High Pressure Solutions	—
Incremental corporate expenses not allocated to segments	(12.1)
Supplemental Adjusted EBITDA	314.3
Minus:
Adjusted interest expense	37.8
Adjusted income tax provision, as adjusted	62.3
Adjusted depreciation expense	24.0
Adjusted amortization of non-acquisition related intangible assets	5.7
Supplemental Further Adjusted Net Income	$184.5
(1)These amounts are reported in accordance with US GAAP and have not been adjusted to reflect the pro forma impact of a full quarter of the newly combined Ingersoll Rand.
(2)These "Additional Segment Adjusted EBITDA Adjustments" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended December 31, 2019. The incremental corporate expenses not allocated to segments represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 7A: Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA AND SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

	For the Twelve Months Ended December 31,
	2020	2019
Net Income (Loss) (GAAP)	$(32.3)	$159.1
Plus (1):
Interest expense	111.1	88.9
Provision for income taxes	12.9	31.9
Depreciation expense	97.1	53.8
Amortization expense	395.8	124.4
Impairment of intangible assets	19.9	—
Restructuring and related business transformation costs	97.9	25.5
Acquisition related expenses and non-cash charges	233.1	54.5
Stock-based compensation	50.8	20.8
Foreign currency transaction losses, net	20.9	8.1
Loss on extinguishment of debt	2.0	0.2
Shareholder litigation settlement recoveries	—	(6.0)
Establish public company financial reporting compliance	—	0.6
Other adjustments	8.4	—
Adjusted EBITDA (1)	1,017.6	561.8
Additional Segment Adjusted EBITDA Adjustments (2):
Industrial Technologies & Services	$40.3	$424.8
Precision & Science Technologies	20.4	140.2
Specialty Vehicle Technologies	4.3	116.7
High Pressure Solutions	0.2	0.4
Incremental corporate expenses not allocated to segments	(4.9)	(47.3)
Supplemental Adjusted EBITDA	1,077.9	1,196.6
Minus:
Adjusted interest expense	119.2	156.5
Adjusted income tax provision, as adjusted	202.6	233.2
Adjusted depreciation expense	106.8	95.8
Adjusted amortization of non-acquisition related intangible assets	19.2	20.2
Supplemental Further Adjusted Net Income	$630.1	$690.9
(1)These amounts are reported in accordance with US GAAP and have not been adjusted to reflect the pro forma impact of a full quarter of the newly combined Ingersoll Rand.
(2)These "Additional Segment Adjusted EBITDA Adjustments" represent the impact of two months (January and February of 2020) of standalone legacy Ingersoll Rand Industrial Segment activity in the twelve month period ended December 31, 2020 and a full year of standalone legacy Ingersoll Rand Industrial Segment activity in the twelve month period ended December 31, 2019. The incremental corporate expenses not allocated to segments represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 8: Reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EARNINGS PER SHARE
(Shares in millions, per share amounts in whole dollars)

For the Three Month Period Ended December 31, 2019
Diluted Earnings Per Share (GAAP)	$0.12
Plus:
Effect of transaction (1)	(0.06)
Legacy Ingersoll Rand Industrial Segment's earnings (2)	0.44
Interest expense	0.05
Provision for income taxes	0.01
Depreciation expense	0.03
Amortization expense	0.08
Restructuring and related business transformation costs	0.02
Acquisition related expenses and non-cash charges	0.05
Minus:
Adjusted interest expense	0.09
Adjusted income tax provision, as adjusted	0.15
Adjusted depreciation expense	0.06
Adjusted amortization of non-acquisition related intangible assets	0.01
Supplemental Further Adjusted Diluted Earnings Per Share	$0.44
Supplemental Adjusted Diluted Shares Outstanding	420.7
(1)This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the three month period ended December 31, 2019.
(2)The "Legacy Ingersoll Rand Industrial Segment's earnings" represent the impact of a full quarter of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended December 31, 2019. This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 8A: Reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EARNINGS PER SHARE
(Shares in millions, per share amounts in whole dollars)

	For the Twelve Months Ended December 31,
	2020	2019
Diluted Earnings (Loss) Per Share (GAAP)	$(0.09)	$0.76
Plus:
Effect of transaction (1)	0.01	(0.38)
Legacy Ingersoll Rand Industrial Segment's earnings (2)	0.14	1.53
Interest expense	0.26	0.21
Provision for income taxes	0.03	0.08
Depreciation expense	0.23	0.12
Amortization expense	0.94	0.29
Impairment of intangible assets	0.05	—
Restructuring and related business transformation costs	0.23	0.06
Acquisition related expenses and non-cash charges	0.55	0.13
Stock-based compensation	0.12	0.04
Foreign currency transaction losses, net	0.05	0.01
Loss on extinguishment of debt	—	—
Shareholder litigation settlement recoveries	—	(0.01)
Other adjustments	0.02	—
Minus:
Adjusted interest expense	0.28	0.37
Adjusted income tax provision, as adjusted	0.48	0.56
Adjusted depreciation expense	0.25	0.23
Adjusted amortization of non-acquisition related intangible assets	0.04	0.04
Supplemental Further Adjusted Diluted Earnings Per Share	$1.49	$1.64
Supplemental Adjusted Diluted Shares Outstanding	422.5	420.2
(1)This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the twelve month periods ended December 31, 2020 and 2019.
(2)The "Legacy Ingersoll Rand Industrial Segment's earnings" represent the impact of two months (January and February of 2020) of standalone legacy Ingersoll Rand Industrial Segment activity in the twelve month period ended December 31, 2020 and a full year of standalone legacy Ingersoll Rand Industrial Segment activity in the twelve month period ended December 31, 2019. This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Notes to Tables 3, 3A, 4, 4A, and 5 of the Adjusted Combined Financial Information
All supplemental financial information presented in this document represents the newly combined Ingersoll Rand giving effect to the Merger as if it happened on January 1, 2018.
(a)Amortization expense consisted of the following:

For the Three Month Period Ended December 31, 2019
Amortization of acquisition-related intangible assets	$86.9
Amortization of non-acquisition related intangible assets	5.7
Total amortization expense	$92.6

	For the Twelve Months Ended December 31,
	2020	2019
Amortization of acquisition-related intangible assets	$396.3	$348.0
Amortization of non-acquisition related intangible assets	19.2	20.2
Total amortization expense	$415.5	$368.2
(b)Represents costs associated with successful and/or abandoned acquisitions, including third-party expenses, post-closure integration costs (including certain incentive and non-incentive cash compensation costs), and non-cash charges and credits arising from fair value purchase accounting adjustments. The US GAAP amounts for the quarter ended December 31, 2020 include amounts related to the acquisition of IRI that were excluded from the supplemental financial information for the quarter ended December 31, 2019, the impact of which may affect comparability. A reconciliation of IRI acquisition related expenses is as follows:

For the Three Month Period Ended December 31, 2020
Stand up costs for IRI acquisition	$12.7
Non-cash fair value adjustments related to the purchase of IRI	7.7
Total IRI related acquisition expense	$20.4

Non-IRI related acquisition expense	5.4
Total Acquisition related expenses and non-cash charges	$25.8

(c)Restructuring and related business transformation costs consisted of the following:

For the Three Month Period Ended December 31, 2019
Restructuring charges	$11.7
Severance, sign-on, relocation and executive search costs	1.2
Facility reorganization, relocation and other costs	0.5
Information technology infrastructure transformation	0.3
Losses on asset and business disposals	0.9
Consultant and other advisor fees	—
Other, net	0.5
Total restructuring and related business transformation costs	$15.1

	For the Twelve Months Ended December 31,
	2020	2019
Restructuring charges	$95.9	$54.6
Severance, sign-on, relocation and executive search costs	2.9	2.5
Facility reorganization, relocation and other costs	1.8	2.4
Information technology infrastructure transformation	—	1.2
Losses on asset and business disposals	—	0.8
Consultant and other advisor fees	—	0.3
Other, net	(0.1)	1.3
Total restructuring and related business transformation costs	$100.5	$63.1
(d)Represents stock-based compensation expense recognized for stock options outstanding of $8.8 million for the quarter ended December 31, 2019 and $47.8 million and $30.8 million for the years ended December 31, 2020 and 2019, respectively.
(e)Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of applicable discrete tax items. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory tax rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. The income tax provision, as adjusted for each of the periods presented below consists of the following:

For the Three Month Period Ended December 31, 2019
Provision for income taxes	$22.1
Tax impact of pre-tax income adjustments	40.2
Income tax provision, as adjusted	$62.3

	For the Twelve Months Ended December 31,
	2020	2019
Provision for income taxes	$82.5	$118.6
Tax impact of pre-tax income adjustments	120.1	114.6
Income tax provision, as adjusted	$202.6	$233.2